PRESS RELEASE

             OCEAN SHORE HOLDING CO. REPORTS FOURTH QUARTER EARNINGS

         Ocean City, New Jersey - January 25, 2006 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $765,000, or $.09 per share (basic and diluted), for the quarter ended December 31, 2005, as compared to loss of $756,000 for the fourth quarter of 2004. Net income for the year ended December 31, 2005 was $3,076,000, or $.37 per share basic and $.36 diluted, as compared to $1,306,000 for the same period in 2004. Per share amounts for the prior year are not applicable as Ocean Shore Holding Co. was wholly-owned by its mutual holding company during those periods.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of seven full-service banking offices in eastern New Jersey.

NET INTEREST INCOME AND NET INTEREST MARGIN IMPROVE OVER PRIOR YEAR

          Net interest income grew 16.4% for the fourth quarter of 2005 compared to the fourth quarter of 2004 and 14.5% for 2005 compared to 2004. The growth in net interest income was mainly the result of growth in average interest-earning assets for both periods. The growth in average assets was generally due to the loan portfolio, which increased in 2005 by 22.3% over the fourth quarter of 2004 and increased by 18.2% for 2005 over 2004.

         Net interest margin increased to 3.10% from 2.79% for the fourth quarter of 2005 compared to the fourth quarter of 2004 and to 3.06% from 2.90% for 2005 compared to 2004. The average yield on the loan portfolio increased 27 basis points for the fourth quarter of 2005 compared to 2004 while increasing 9 basis points during 2005 compared to 2004. The average cost of interest-bearing deposits increased as municipal and certificates of deposit rates rose with the rise in short-term interest rates.

TOTAL ASSETS GROW ON STRONG LOAN ACTIVITY

         Total assets grew 2.9% to $543.9 million at December 31, 2005 from December 31, 2004. The loan portfolio grew 21.0% to $412.0 million, while investment and mortgage-backed securities declined 19.4% to $94.2 million. Real estate mortgage loans grew by $50.9 million, consumer loans grew by $9.2 million and commercial and construction loans increased by $11.0 million.

OTHER EXPENSES DECREASE

         Other expenses decreased in the fourth quarter of 2005 by $1.8 million as decreases in charitable donations of $2.0 million and salaries and benefits of $132,000 was offset by an increase in legal, accounting and professional services of $198,000, an increase in occupancy and equipment expenses of $71,000 and an increase in all other expenses of $19,000.

         Other expenses decreased in 2005 by $800,000 as decreases in charitable donations of $2.0 million was offset by increases in salary and benefits of $354,000, increases in occupancy equipment expenses of $254,000, increases of legal, accounting and other professional services of $456,000 and an increase in all other expenses of $136,000.

         In December of 2004 a $2.0 million donation was made to form the Ocean City Home Charitable Foundation as part of the company's initial public offering. Salary and employee benefits increased in 2005 over the prior year due primarily to regular salary increases and higher cost of employee benefits. The Company also experienced increases in 2005 in occupancy and equipment expense due to increases in data processing expenses related to improvements to network security and increases associated with opening a new branch office. Increased legal and accounting services were due to additional compliance requirements associated with being a public company.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled $7,000 at December 31, 2005. Net charge-offs were $18,000 for 2005, compared to $16,000 in 2004. The allowance for loan losses was .41% of total loans at December 31, 2005 compared to .43% of total loans at December 31, 2004.


         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.


SELECTED FINANCIAL CONDITION DATA (UNAUDITED)

                                                      -------------------------------------
                                                            AS OF              AS OF
                                                         12-31-2005         12-31-2004          % CHANGE
                                                      ------------------ ------------------  ---------------
                                                                 (IN THOUSANDS)
Total assets                                            $543,846            $528,444             2.9
Cash and cash equivalents                                 13,400              47,396           -71.7
Investment securities                                     51,578              62,621           -17.6
Mortgage-backed securities                                42,612              54,182           -21.4
Loans receivable, net                                    412,005             340,585            21.0
Deposits                                                 416,914             415,328             0.4
FHLB advances                                             27,000              10,000           170.0
Subordinated debt                                         15,464              15,464             0.0
Other borrowings                                          18,460              22,840           -19.2
Stockholder's equity                                      60,568              59,795             1.3

                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                       DECEMBER 31, 2005                    DECEMBER 31, 2004
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE          YIELD/COST          BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                             $405,341             5.80%            $331,445            5.53%
Investment securities                               98,376             4.47%             111,025            4.11%
Other interest-earning assets                        2,861             4.29%              40,737            1.98%
Interest-bearing deposits                          392,682             2.37%             393,152            1.81%
Total borrowings                                    53,050             5.72%              59,095            5.18%

Interest rate spread                                                   2.77%                                2.65%
Net interest margin                                                    3.10%                                2.79%

                                                          YEAR ENDED                           YEAR ENDED
                                                       DECEMBER 31, 2005                    DECEMBER 31, 2004
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE          YIELD/COST          BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                        (DOLLARS IN THOUSANDS)
Loans                                             $373,306             5.67%            $315,904            5.57%
Investment securities                              108,746             4.25%             114,145            4.11%
Other interest-earning assets                       16,612             2.91%              29,700            1.47%
Interest-bearing deposits                          386,463             2.10%             376,434            1.70%
Total borrowings                                    50,786             5.70%              60,359            4.99%

Interest rate spread                                                   2.75%                                2.79%
Net interest margin                                                    3.06%                                2.90%



SELECTED OPERATIONS DATA (UNAUDITED)


                                        THREE MONTHS ENDED                               YEAR ENDED
                                           DECEMBER 31,                                 DECEMBER 31,
                                   -----------------------------                -----------------------------
                                       2005            2004         % CHANGE         2005           2004         % CHANGE
                                   --------------  -------------  ------------- --------------- ------------- ---------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 Interest and dividend income      $    7,012        $   5,921         18.4       $  26,272        $   22,722       15.6
 Interest expense                       3,083            2,546         21.1          11,017             9,398       17.2
                                   ----------        ---------                    ---------        ----------
      Net interest income               3,929            3,375         16.4          15,255            13,324       14.5
 Provision for loan losses                 75               90        -16.7             300               360      -16.7
                                   ----------        ---------                    ---------        ----------
 Net interest income after
    provision for loan losses           3,854            3,285         17.3          14,955            12,964       15.4
 Other income                             555              630        -11.9           2,316             2,389       -3.0
 Other expense                          3,140            4,984        -37.0          12,200            13,002       -6.2
                                   ----------        ---------                    ---------        ----------
 Income before taxes                    1,269           (1,069)         N/M            5,071            2,351      115.6
 Provision for income taxes               504             (313)         N/M            1,995            1,045       90.8
                                   ----------        ---------                    ----------       ----------

      Net Income                   $      765           ($ 756)         N/M       $    3,076       $    1,306      135.4
                                   ==========        =========                    ==========       ==========

 Earnings per share basic          $     0.09              N/A                    $     0.37              N/A
 Earnings per share diluted        $     0.09              N/A                    $     0.36              N/A

 Average shares outstanding:
 Basic                              8,290,881              N/A                     8,405,677              N/A
 Diluted                            8,462,181              N/A                     8,453,593              N/A



ASSET QUALITY DATA (UNAUDITED)

                                                             --------------------------------------
                                                                  YEAR ENDED         YEAR ENDED
                                                                 DECEMBER 31,        DECEMBER 31,
                                                                     2005               2004
                                                             --------------------------------------
                                                                      (DOLLARS IN THOUSANDS)
Allowance for Loan Losses:
Allowance at beginning of period                               $    1,466          $    1,116
Provision for loan losses                                             300                 360
Recoveries                                                              5                   6
Charge-offs                                                            18                  16
                                                               ----------          ----------
Net charge-offs                                                        13                  10
                                                               ----------          ----------
Allowance at end of period                                     $    1,753          $    1,466
                                                               ==========          ==========
Allowance for loan losses as a percent of total loans                0.41%               0.43%
Allowance for loan losses as a percent of
nonperforming loans                                                   N/M                 N/M

                                                                   AS OF              AS OF
                                                                 12-31-2005         12-31-2004
                                                             -------------------------------------
Nonperforming Assets:                                               (DOLLARS IN THOUSANDS)
Nonaccrual loans:
   Mortgage loans                                              $        0          $        0
   Commercial business loans                                            0                   0
   Consumer loans                                                       7                   4
                                                               ----------          ----------
        Total                                                           7                   4

Real estate owned                                                       0                   0
Other nonperforming assets                                              0                   0

Total nonperforming assets                                     $        7          $        4
                                                               ==========          ==========
Nonperforming loans as a percent of total loans                       N/M                 N/M
Nonperforming assets as a percent of total assets                     N/M                 N/M

SELECTED FINANCIAL RATIOS (UNAUDITED)

                                         -------------------------------------
                                             YEAR ENDED        YEAR ENDED
                                         -------------------------------------
                                             12-31-2005        12-31-2004
                                         ----------------- -------------------
 SELECTED PERFORMANCE RATIOS:
 Return on average assets                     0.57%               0.26%
 Return on average equity                     5.07%               4.95%
 Interest rate spread                         2.75%               2.79%
 Net interest margin                          3.06%               2.90%
 Efficiency ratio (1)                        69.44%              82.74%

(1) The efficiency ratio for the year ended December 31, 2004 includes a $2,000,000 donation to the Ocean City Home Charitable Foundation.

===============================
Contact:

Ocean Shore Holding Co.
Steven E. Brady, 609-399-0012
     or
Donald F. Morgenweck, 609-399-0012